UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 1, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California 91301 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 871-3000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

ITEM 8.01  OTHER EVENTS

As disclosed in The Cheesecake Factory Incorporated’s (“Company”) Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008, the Internal Revenue Service (“IRS”) is currently auditing the Company’s tax returns for fiscal years 2003, 2004 and 2005 with respect to the deductibility under the provisions of Internal Revenue Code Section 162(m) of compensation in excess of $1 million per year paid to certain executive officers resulting from their exercise of stock options later determined to be misdated.  On May 1, 2008, the IRS issued a Notice of Proposed Adjustment (“Notice”) to the Company disallowing the deduction of approximately $5.1 million of compensation expense with respect to the exercise of stock options by three current executive officers and one former executive officer over a three year period.  If the IRS successfully disallows the entire deduction, the Company expects that the impact to the Company’s financial statements would be a reduction in net income of approximately $1.2 to $1.5 million before interest and possible penalties.

The Notice is only an IRS proposal and not a final IRS determination.  The Company’s position is that its stock option compensation qualifies as performance based compensation that is not subject to Section 162(m).   The Company plans to continue its discussions with the IRS in an effort to reach a favorable resolution.  The Company will, if necessary, pursue all available administrative and legal remedies to resolve this matter favorably. Given the preliminary nature of the proposed adjustment, the Company is unable to predict with certainty the ultimate outcome or whether it will be required to make material payments of tax, interest and penalties to the IRS.  However, in accordance with Generally Accepted Accounting Principles, the Company intends to accrue for the full potential additional tax liability of approximately $1.2 to $1.5 million, before interest and possible penalties, in its second quarter of fiscal 2008.

The IRS is also commencing an audit of the Company’s tax return for fiscal 2006 for the same purpose.  It is possible that the IRS will reach a similar conclusion with respect to certain compensation paid to executive officers in fiscal 2006 but the Company believes that it is too early in the review process to estimate the deductions, if any, that may be disallowed.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on these statements.  In particular, the Company is unable to predict the ultimate resolution of the adjustment proposed by the IRS, including the amount, if any, of any penalties.  Except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer